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                                                                   EXHIBIT 10.93

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re                                :       Chapter 11
                                     :
CORAM HEALTHCARE CORP. and           :       Case Nos. 00-3299 (MFW)
CORAM, INC.,                         :       (Jointly Administered)
                                     :
                Debtors.             :
                                     :       DOCKET REF. NO. _____

                  ORDER GRANTING [DOCKET NO. 2013] MOTION OF THE
                  CHAPTER 11 TRUSTEE FOR AUTHORIZATION TO ISSUE
                      PREFERRED STOCK IN EXCHANGE FOR DEBT

         AND NOW, this 27th day of December, 2002, upon consideration of the Motion of the Chapter 11 Trustee for Authorization to Issue Preferred Stock in Exchange for Debt (the "Motion") in accordance with the Motion and the Term Sheet(1) attached to the Motion as an exhibit; and it appearing that due and sufficient notice of the Motion was given and that the relief requested in the Motion is in the best interest of the Estates; and after due deliberation and sufficient cause appearing therefor, it is hereby

         ORDERED, that the Motion is GRANTED subject to the Court's comments on the record, and it is further

         ORDERED, that the Trustee is AUTHORIZED to cause Coram to issue preferred stock ("Preferred Stock") having the rights, powers, privileges and obligations set forth in the Motion and the Term Sheet in exchange for the Noteholders' indebtedness*; and it is further

         ORDERED, that the Trustee and the Noteholders are AUTHORIZED to execute such documents and take such other actions as may be reasonably required to implement


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(1) Unless otherwise defined herein, all capitalized terms shall have the same meanings ascribed to them in the Motion.

* to the extent determined by the Trustee's accountants and investment bankers to be required to comply with the equity requirements of Stark II only


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and effectuate the transactions contemplated hereby and by the Term Sheet; and
it is further

         ORDERED, that in the event the results of the audit of the Debtors' financial statements for calendar year 2002 should conclude that the Third Note Exchange did not exchange sufficient indebtedness for preferred stock to establish a minimum equity of the Comm Healthcare Corporation ("CHC") of $75 million as of December 31, 2002, then the Trustee, Debtors and the Noteholders are AUTHORIZED to exchange such additional indebtedness as part of the Third Note Exchange, if all such indebtedness was not originally exchanged in the Third Note Exchange, for such additional shares of preferred stock as may be required to enable CHC to establish $75 million in equity, all in accordance with the Motion and the Term Sheet, and any such additional exchange shall be deemed to have occurred as of December 31, 2002, all without further Order of the Court; and it is further

         ORDERED, that for the reasons specified herein and in the Motion, if equitable or other relief is sought by any party in interest against the Noteholders, all defenses, affirmative defenses, setoffs, recoupments and other such rights of the Trustee, the Noteholders and the Debtors shall be preserved, and all such issues shall be determined, regardless of the First, Second and Third Note Exchanges (collectively, the "Note Exchanges"); and it is further

         ORDERED, the rights and equity interests of the Noteholders as holders of the preferred stock of Coram issued pursuant to the authority conferred by this Order and prior Orders approving Note Exchanges are, and in connection with any chapter 11 plan for either or both of the Debtors or any other distribution of the Debtors' assets pursuant to the


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Bankruptcy Code shall remain, senior and superior to the rights and equity interests of all holders of Coram common stock and all claims against and equity interests in CHC; and it is further

         ORDERED, that the Preferred Stock shall be issued pursuant to a private placement exemption from registration under the applicable Federal securities laws and not pursuant to Section 1145 of the Bankruptcy Code.


                                       /s/ MARY F. WALRATH
                                       --------------------------------------
                                       Mary F. Walrath, U.S.B.J.


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